UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 10, 2012

W. P. CAREY INC.

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35665	45-4549771
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

50 Rockefeller Plaza, New York, NY		10020
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (212) 492-1100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure.

As previously announced, on September 28, 2012, W. P. Carey & Co. LLC (the “Predecessor Registrant”) merged with and into its wholly-owned subsidiary, W. P. Carey Inc. (the “Registrant”), as part of a plan to reorganize in order to qualify as a real estate investment trust for U.S. federal income tax purposes (the “REIT Conversion”), with the Registrant succeeding to and continuing to operate the existing business of the Predecessor Registrant. Prior to the consummation of the REIT Conversion, the Predecessor Registrant made all filings on the Next-Generation EDGAR System under the file name “W. P. Carey & Co. LLC” utilizing the CIK Number 0001025378.

In connection with the REIT Conversion, W. P. Carey Inc. filed a registration statement on Form S-4 under the file name “W. P. Carey Inc.” utilizing the CIK Number 0001545406. In order to minimize any confusion associated with having two nearly identical file names on the Next-Generation EDGAR System, the Registrant has now changed the file name associated with the CIK Number 0001545406 from “W. P. Carey Inc.” to “W. P. Carey Inc. /MD/” and it is contemplated that no further filings will be made under that file name or CIK Number. In addition, the file name associated with the CIK Number 0001025378 has been changed from “W. P. Carey & Co. LLC” to “W. P. Carey Inc.” As a result, all future filings of the Registrant will be made under the file name “W. P. Carey Inc.” utilizing the CIK Number 0001025378.

The information furnished pursuant to this “Item 7.01 Regulation FD Disclosure” shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section and shall not be incorporated by reference into the Registrant’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

W. P. Carey Inc.

Date: October 10, 2012	By:	/s/ Mark J. DeCesaris
Mark J. DeCesaris
Chief Financial Officer